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                                                                   EXHIBIT 99.5

                               OFFER TO EXCHANGE

             9 7/8% GUARANTEED SENIOR SUBORDINATED NOTES DUE 2005,
                  WHICH ARE UNCONDITIONALLY GUARANTEED AS TO
              PAYMENT OF PRINCIPAL AND INTEREST BY VENCOR, INC.,
                          FOR ANY AND ALL OUTSTANDING
             9 7/8% GUARANTEED SENIOR SUBORDINATED NOTES DUE 2005,
                  WHICH ARE UNCONDITIONALLY GUARANTEED AS TO
              PAYMENT OF PRINCIPAL AND INTEREST BY VENCOR, INC.,
                                      OF
                            VENCOR OPERATING, INC.

To Our Clients:

  We are enclosing herewith a Prospectus, dated August 4, 1998, of Vencor Operating, Inc., a Delaware corporation (the "Company"), and Vencor, Inc., a Delaware corporation (the "Guarantor") and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Company and the Guarantor to exchange the Company's 9 7/8% Guaranteed Senior Subordinated Notes due 2005 (the "New Notes"), which have been irrevocably and unconditionally guaranteed (the "Guarantee") as to payment of principal, premium, if any, and interest by the Guarantor, pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Company's issued and outstanding 9 7/8% Guaranteed Senior Subordinated Notes due 2005 (the "Old Notes"), which also have been irrevocably and unconditionally guaranteed pursuant to the Guarantee as to payment of principal, premium, if any, and interest by the Guarantor, upon the terms and subject to the conditions set forth in the Exchange Offer.

  Please note that the Offer will expire at 5:00 p.m., New York City time, on September 3, 1998, unless extended.

  The Offer is not conditioned upon any minimum number of Old Notes being tendered.

  We are the holder of record and/or participant in the book-entry transfer facility of Old Notes and the related Guarantee held by us for your account. A tender of such Old Notes and the related Guarantee can be made only by us as the record holder and/or participant in the book-entry transfer facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes and the related Guarantee held by us for your account.

  We request instructions as to whether you wish to tender any or all of the Old Notes and the related Guarantee held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

  Pursuant to the Letter of Transmittal, each holder of Old Notes and the related Guarantee will represent to the Company that (i) the holder is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), (ii) any New Notes and the related Guarantee to be received by the holder are being acquired in the ordinary course of its business, (iii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of New Notes to be received in the Exchange Offer, and (iv) if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes. If the tendering holder is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Old Notes, we will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                          Very truly yours,